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                                                                      EXHIBIT 21

                        NOVACARE EMPLOYEE SERVICES, INC.
                          SUBSIDIARIES OF THE COMPANY


Do-All Services, Inc.
Employee Benefits Management, Inc.
Employers' Risk Management, Inc.
NCES ES, Inc.
NCES Finance, Inc.
NCES Holdings, Inc.
NCES Licensing, Inc.
NCES of New Mexico, Inc.
NovaCare Administrative Employee Services of New York, Inc.
NovaCare Administrative Employee Services, Inc.
NovaCare Employee Services Club Staff, Inc.
NovaCare Employee Services Easy Staff, Inc.
NovaCare Employee Services Northeast, Inc.
NovaCare Employee Services Resource One, Inc.
NovaCare Employee Services TPI, Inc.
NovaCare Employee Services West, Inc.
NovaCare Employee Services of America, Inc.
NovaCare Employee Services of Boston, Inc.
NovaCare Employee Services of New York, Inc.
NovaCare Employee Services of Orlando, Inc.
Paralign Staffing Technologies, Inc.
Pay America, Inc.
Professional Employer Systems, Inc.
Professional Insurance Planners of Florida, Inc.
Staff Leasing, Inc.